UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Jersey Mike’s Subs Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-5138619
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Commvault Way, S300 Tinton Falls, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.0001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-297228

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Jersey Mike’s Subs Inc. (the “Registrant”). A description of the Class A Common Stock is set forth under the heading “Description of Capital Stock” in a prospectus relating to the offering of shares of Class A Common Stock, which constitutes part of the Registrant’s Registration Statement on Form S-1 (File No. 333-297228) relating to the Class A Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such description referred to above is hereby incorporated by reference into this Form 8-A.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no securities of the Registrant other than the Class A Common Stock is to be registered on the New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JERSEY MIKE’S SUBS INC.

Date: July 29, 2026	By:	/s/ Scott G. McLester
	Name:	Scott G. McLester
	Title:	General Counsel